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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 15, 2000

                             3DFX INTERACTIVE, INC.
               (Exact name of registrant as specified in charter)


        California                     000-22651                77-0390421
 (State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)



                               4435 Fortran Drive
                           San Jose, California 95134
                    (Address of principal executive offices)

                                 (408) 935-4400
              (Registrant's telephone number, including area code)



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ITEM 9. REGULATION FD DISCLOSURE

3dfx Interactive Inc. is filing this report on Form 8-K pursuant to Regulation FD in connection with its plan to release a press release on Wednesday, November 15, 2000.

     The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The information in this report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, regarding future events and the future performance of 3dfx Interactive that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope or similar expressions. We refer you to the documents that 3dfx Interactive files from time to time with the Securities and Exchange Commission, such as its Forms 10-Q and 10-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in the information in this report (including the exhibit).

     3dfx Interactive does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in 3dfs Interactive's expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

           3DFX INTERACTIVE CONFIRMS ITS PLANS TO AUGMENT ITS BUSINESS
                     THROUGH EXPANDED REVENUE OPPORTUNITIES

       SALE OF JUAREZ, MEXICO MANUFACTURING FACILITY ONE STEP IN MOVE TO
                  REDUCE EXPENSES AND EXPAND INTO NEW MARKETS

SAN JOSE, CALIF.- NOVEMBER 15, 2000 -3dfx Interactive(R) Inc. (NASDAQ:TDFX) reiterated today information that was disclosed in a recent Form 8-K filing regarding its current business strategy. The company, which has held the number one retail graphics position since December 1998, plans to maintain its dominant retail position, expand into the OEM PC business, and to license its core graphics technology, code-named Mosaic, into non-PC markets.

     A key element in the company's strategy to expand its business is to reduce expenses where possible in order to become more competitive in all of its key markets. The company has therefore decided to outsource its board manufacturing to third party manufacturers and to sell its Juarez, Mexico facility. This decision will allow the company to focus on developing high performance graphics technology; enjoy greater flexibility in running its business; and reduce costs. This decision will also afford the company greater opportunities within the OEM business, by providing OEMs with qualified board manufacturing sources for 3dfx technology at a competitive price.

     "As we expand into new markets, 3dfx Interactive must focus on its core competency - developing leading-edge graphics technology," said Alex Leupp, president and chief executive officer. "The sale of our Juarez facility will allow us to continue


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selling add-in-board products to the retail channel, with significantly reduced fixed costs. We also plan to pursue additional retail partnerships to ensure we get our high-performance graphics technology in the hands of our loyal customers in a way that makes the most sense for our shareholders as well."

     Another critical element in the company's plans to expand its business is to use its high-performance graphics chips in addition to its Mosaic 3D graphics cores to gain inroads into the OEM PC market. The company plans to sell its graphics chips to third party board manufacturers as well as directly to OEM PC manufacturers for incorporation into mainstream and high-end PCs.

     3dfx Interactive also plans to enter into strategic relationships with integrated chip set manufacturers, through license agreements and other arrangements, to bring its highly efficient, high-performance Mosaic graphics technology to desktop and mobile PCs. The Mosaic technology features 50% better performance than today's graphics products, at one-fifth the die size and with one-third the required memory bandwidth.

     "It's well known in the industry that discrete graphics chips sales are transitioning to integrated chip set sales in the mainstream OEM PC business." said Scott Sellers, chief technology officer, 3dfx Interactive. "We believe that to license our graphics core to the primary players in the integrated chip set market is the right strategy to take advantage of the trend toward integrated graphics. This strategy could gain 3dfx access to over 90% of the graphics market without the overhead associated with chip production and inventory, and without competing head-to-head with companies who hold a majority market share position."

         Finally, the company also disclosed plans to license that Mosaic technology to emerging consumer applications, such as set-top boxes, game consoles, hand-held personal computers and cell phones. Over the long-term, new applications and better screen size, color and resolution will drive 3D to these platforms as well.

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         "Just as in 1995, 3dfx Interactive pioneered the move to bring 3D graphics to the PC," said Scott Sellers, 3dfx Interactive, Inc. " We plan to leverage our Mosaic 3D technology to drive 3D on to these high-volume consumer platforms as well."


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       3DFX INTERACTIVE, INC.


November 15, 2000                  By: /s/ RICHARD A. HEDDLESON
                                       ------------------------------------
                                       Richard A. Heddleson
                                       Chief Financial Officer



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